The American Funds Income Series
February 28, 2018
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$16,354
Class B	$-
Class C	$526
Class T*	$-
Class F-1	$1,171
Class F-2	$2,111
Class F-3	$1,291
Total	$21,453
Class 529-A	$786
Class 529-B	$-
Class 529-C	$90
Class 529-E	$40
Class 529-T*	$-
Class 529-F-1	$91
Class R-1	$19
Class R-2	$260
Class R-2E	$13
Class R-3	$612
Class R-4	$1,490
Class R-5	$492
Class R-5E	$1
Class R-6	$50,565
Total	$54,459
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.0822
Class B	$-
Class C	$0.0298
Class T	$0.0989
Class F-1	$0.0805
Class F-2	$0.0996
Class F-3	$0.1070
Class 529-A	$0.0787
Class 529-B	$-
Class 529-C	$0.0278
Class 529-E	$0.0632
Class 529-T	$0.0937
Class 529-F-1	$0.0936
Class R-1	$0.0312
Class R-2	$0.0323
Class R-2E	$0.0498
Class R-3	$0.0606
Class R-4	$0.0835
Class R-5E	$0.0991
Class R-5	$0.1035
Class R-6	$0.1076
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	196,265
Class B	-
Class C	16,718
Class T	1
Class F-1	16,792
Class F-2	24,470
Class F-3	13,352
Total	267,598
Class 529-A	10,309
Class 529-B	-
Class 529-C	2,672
Class 529-E	604
Class 529-T	1
Class 529-F-1	979
Class R-1	570
Class R-2	7,751
Class R-2E	254
Class R-3	9,696
Class R-4	17,201
Class R-5	4,576
Class R-5E	21
Class R-6	528,008
Total	582,642
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$13.38
Class B	$-
Class C	$13.34
Class T	$13.37
Class F-1	$13.38
Class F-2	$13.38
Class F-3	$13.38
Class 529-A	$13.38
Class 529-B	$-
Class 529-C	$13.33
Class 529-E	$13.37
Class 529-T	$13.37
Class 529-F-1	$13.38
Class R-1	$13.35
Class R-2	$13.34
Class R-2E	$13.37
Class R-3	$13.37
Class R-4	$13.38
Class R-5E	$13.37
Class R-5	$13.38
Class R-6	$13.38
* Amount less than one thousand